EXHIBIT 23.1
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-8 pertaining to the Amended and Restated 1993 Stock Option Plan of Vion Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated February 18, 2000 (except for Note 11, as to which the date is March 27, 2000) with respect to the financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP
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Stamford, Connecticut
June 1, 2000